NYSE MKT Equities Exchange Symbol - UEC

Uranium Energy Corp Reports an NI 43-101 Exploration Target of 23 to 56 Million Pounds U3O8 at the Company's Oviedo Uranium Project in Paraguay

  Company to release independent Technical Report on the project. Grades range from 0.040% to 0.052% U3O8;

  Current and historic data shows mineralization is Sandstone-Type; hydrologic testing indicates the formation is suitable to support in-situ recovery mining; and

  Oviedo project covers 100,000 hectares (247,000 acres), north of the Company's Yuty project, and has several additional prospective zones yet to be explored.

Corpus Christi TX, October 10, 2012 - Uranium Energy Corp (NYSE MKT: UEC, "the Company") is pleased to announce the results of an independent National Instrument 43-101 Technical Report (the "Report") on the Exploration Potential of the Company's Oviedo uranium project (the "Project") located in eastern Paraguay. The information presented in the Report, scheduled to be filed by the Company on the public disclosure website of the Canadian Securities Administrators at www.sedar.com within the next 45 days and to be available on the Company's website, was generated by a 10,000-meter drilling program, a detailed carborne radiometric survey, Landsat-based structural and geochemical analysis, surface mapping, sampling and other exploration efforts conducted by the Company, coupled with the compilation of historic exploration work by Crescent Resources and The Anschutz Corporation (see press release May 12, 2011).

BRS Engineering ("BRS"), the author of the NI 43-101 Report, made the following conclusions:

    Based on interpretation of both current and historic drill data, uranium mineralization is Sandstone-Type mineralization within the Upper Permian Carboniferous stratigraphic sequence specifically within the San Miguel Formation;

    Aquifer testing to date indicates that the uranium bearing unit has aquifer characteristics that would support operational rates for in-situ recovery ("ISR") mining and that the aquifer properties determined from the test fall within the range of values determined at other uranium ISR projects located in Wyoming, Texas and Nebraska;

    Limited core data indicates that the uranium mineralization is in radiometric equilibrium;

    Drilling identified an oxidation reduction (redox) boundary along some 21 kilometers (13 miles) and demonstrated that significant thicknesses (1.9 to 11.1 meters) of mineralization are present. In addition, based on surface radiometric anomalies and limited drill data, the redox boundary may be projected an additional 40 kilometers; and

    Other portions of the Project area are sparsely explored.  Surface radiometric anomalies and the favorable geologic setting in these areas warrant further exploration.

An Exploration Target has been calculated for the Project based on interpretation of mineralization as Sandstone-Type Roll Front as follows:

Exploration Target Quantities:

	Tonnes	Tons	Pounds	Grade % eU3O8
Lower Limit	26,300,000	28,900,000	23,100,000	0.040
Upper Limit	48,900,000	53,800,000	56,000,000	0.052

BRS has reviewed all of the available data relative to the Exploration Target, digitized the historic geophysical logs, obtained calibration data for the various geophysical logging units, and independently calculated the equivalent uranium grades.  The database used for this Report was prepared by BRS using standard industry methodologies.  Based on review of the data collection and preservation methods employed by the Company, BRS is of the opinion that the field practices employed are in keeping with industry standards.

All tonnages, grade, and contained pounds of uranium should not be construed to reflect a calculated mineral resource (inferred, indicated, or measured). The potential quantities and grades, as stated in the Report, are conceptual in nature and there has been insufficient work to date to define a NI 43-101 compliant resource. Furthermore, it is uncertain if additional exploration will result in the discovery of an economic mineral resource on the Project.

Recommendations presented by BRS include a Phase 1 study consisting of further surface radiometric investigations as well as a 20,000-meter drilling program. Based on information collected during Phase 1, BRS further recommends that the Company should then consider gathering the data necessary to support a preliminary economic assessment.

The Project has a Mining Prospecting Permit covering a total area of approximately 100,000 hectares (247,000 acres) and is located within the Paraná Basin, about 130 kilometers (81 miles) east of Asuncion, Paraguay's capital. The Project was explored on a reconnaissance basis by The Anschutz Corporation of Denver, Colorado, in the late 1970's and early 1980's. The Paraná Basin is host to a number of known uranium deposits, including Figueira and Amorinópolis in Brazil, and the Company's San Antonio resource on the Yuty Project in Paraguay.

Hydrologic testing has shown the formation has suitable aquifer properties to support ISR mining. Drill data is available for some 91 drill holes of which 35 holes were completed by the Company in 2012. Drilling has encountered uranium mineralization and has defined a redox boundary typical of Roll Front type mineralization. The main redox boundary on which the Exploration Target was calculated, occurs within the lower member of what is referred to as the Massive Sand at a depth of 175 to 200 meters (574 to 656 feet) and has been defined by drilling over 21 kilometers and indicated by surface radiometric anomalies for over 40 kilometers.

Other mineralized redox fronts have been noted in the upper member of the Massive Sand and the Wavy Sand Unit underlying the Massive Sand. These fronts will require further definition during upcoming drilling programs. The redox fronts are sub parallel to primary fault structures thought to be partly responsible for influencing the localization of the uranium mineralization. The forthcoming Report will present the results of the recent 10,000 meter drilling campaign.

Currently, staff in the Company's Asuncion, Paraguay, office are conducting radon gas surveys across specific anomalous areas, continuing subsurface mapping and planning for resumption of drilling along the identified redox trends.

The author of the Report on the Project is Mr. Douglas Beahm, P.G., P.E., of BRS Engineering Inc., of Riverton, Wyoming. Mr. Beahm is experienced with uranium exploration, development, and mining including past employment with the Homestake Mining Company, Union Carbide Mining and Metals Division, and AGIP Mining USA. Mr. Beahm has provided geological and engineering services relative to the development of mining and reclamation plans for a variety uranium projects. His experience spans a period of thirty-eight years dating back to 1974 and he has direct work experience in Paraguay.

The technical information in this news release was prepared in accordance with the Canadian regulatory requirements set out in National Instrument 43-101 and was reviewed and approved by Clyde L. Yancey, P.G., Vice President of Exploration for Uranium Energy Corp, a qualified person as defined by NI 43-101.

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium production, development and exploration company operating North America's newest emerging uranium mine. The Company's fully licensed and permitted Hobson processing facility is central to all of its projects in South Texas, including the Palangana in-situ recovery project, which is ramping up initial production, and the Goliad in-situ recovery project which has been granted its Mine Permit and is in the initial stages of mine construction.  The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact North America: Investor Relations, Uranium Energy Corp:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE MKT: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Notice to U.S. Investors

The mineral resources referred to herein have been estimated in accordance with the definition standards on mineral resources of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101 and are not compliant with U.S. Securities and Exchange Commission (the "SEC") Industry Guide 7 guidelines. In addition, measured mineral resources, indicated mineral resources and inferred mineral resources, while recognized and required by Canadian regulations, are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Accordingly, we have not reported them in the United States. Investors are cautioned not to assume that any part or all of the mineral resources in these categories will ever be converted into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. In particular, it should be noted that mineral resources which are not mineral reserves do not have demonstrated economic viability. It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources or inferred mineral resources will ever be upgraded to a higher category. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. Investors are cautioned not to assume that any part of the reported measured mineral resources, indicated mineral resources or inferred mineral resources referred to herein are economically or legally mineable.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

Factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.